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Exhibit 11.1
                                DEPARTMENT 56, INC.
                        COMPUTATION OF NET INCOME PER SHARE
                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)



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
                                                                    Quarter       Quarter
                                                                     Ended         Ended
                                                                     April 4,      April 5,
                                                                      1998           1997
                                                                      ----           ----
BASIC:
Net Income                                                          $ 9,240        $ 8,723
                                                                    -------        -------
                                                                    -------        -------

Weighted average number of common shares outstanding                 19,411         21,426

Net Income per Common Share                                         $  0.48        $  0.41
                                                                    -------        -------
                                                                    -------        -------

ASSUMING DILUTION:
Net Income                                                          $ 9,240        $ 8,723
                                                                    -------        -------
                                                                    -------        -------

Weighted average number of common shares outstanding                 19,411         21,426

The number of shares resulting from the assumed
exercise of stock options reduced by the number
of shares which could have been purchased with
the proceeds from such exercise, using the greater
of average market price during the period or period-
end market price                                                        288            144
                                                                    -------        -------

Weighted average number of common and
 common equivalent shares                                            19,699         21,570
                                                                    -------        -------
                                                                    -------        -------

Net Income per Common Share Assuming Dilution                       $  0.47        $  0.40
                                                                    -------        -------
                                                                    -------        -------
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